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                                                                    Exhibit 99.1
                                      PROXY
                            MATTSON TECHNOLOGY, INC.
                  2800 Bayview Drive, Fremont, California 94538

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               The undersigned hereby appoints Brad Mattson and Brian McDonald (the "Proxies"), and each of them, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote as designated below, all the shares of common stock of Mattson Technology, Inc. ("Mattson") held of record by the undersigned on September __, 2000 at the Special Meeting of Stockholders to be held on October __, 2000 or any adjournment thereof.


     1. To approve the issuance of approximately 16,890,000 shares of common stock and to increase the number of shares reserved for issuance under Mattson's Amended and Restated 1989 Stock Option Plan by 1,350,000 shares in connection with the Strategic Business Combination Agreement with STEAG Electronic Systems AG and the Merger Agreement with CFM Technologies, Inc.

          [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

     2. To approve an amendment to Mattson's Amended and Restated 1989 Stock Option Plan to further increase the number of shares reserved for issuance thereunder by 750,000 shares.

          [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN


     3. To approve an amendment to Mattson's 1994 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 250,000 shares.

          [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN


     4. To approve an amendment to Mattson's Certificate of Incorporation increase the authorized number of shares of common stock from 60,000,000 to 120,000,000.

          [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

     5. To approve an amendment to Mattson's Certificate of Incorporation to increase the number of directors of Mattson from five to seven and to change the procedure for filling board vacancies.

          [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

     6. To transact such other business as may properly come before the meeting.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxy will be voted FOR Proposals 1, 2, 3, 4, and 5.

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     Please sign exactly as your name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name, by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                      Dated:                                2000
                                            ------------------------------------

                                      ------------------------------------------
                                                       Signature


                                      ------------------------------------------
                                                 Signature if held jointly

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.